Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of RhythmOne plc of our report dated November 10, 2017 relating to the financial statements of Perk Inc. as of and for the year ended December 31, 2016, which appears in RhythmOne plc’s prospectus filed on February 1, 2018 pursuant to Rule 424(b) under the Securities Act of 1933 relating to the registration statement on Form F-4, as amended (File No. 333-222282).

/s/ Deloitte LLP

Chartered Professional Accountants

Licensed Public Accountants

February 8, 2018

Kitchener, Ontario, Canada